Exhibit 99.1
REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Board of Directors
American Property Investors, Inc.
      We have audited the accompanying balance sheet of American Property Investors, Inc. as of December 31, 2004. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.
      We conducted our audit in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.
      In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of American Property Investors, Inc. as of December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP
New York, New York
April 27, 2005

AMERICAN PROPERTY INVESTORS, INC.
BALANCE SHEET DECEMBER 31, 2004

December 31,
2004

ASSETS
Cash and cash equivalents	$149,889
Investment in partnerships (Note B)	27,588,000
Accrued interest receivable (Note C)	59,538

$27,797,427

LIABILITIES AND STOCKHOLDER’S EQUITY
Accounts payable and accrued expenses	$15,198
Stockholder’s equity:
Common stock — $1 par value, 1,216 shares authorized, 216 shares outstanding	216
Additional paid-in capital	26,228,997
Note receivable from affiliate (Note C)	(9,500,000)
Retained earnings	11,053,016

Total stockholder’s equity	27,782,229

Total liabilities and stockholder’s equity	$27,797,427

The accompanying notes are an integral part of this statement.

AMERICAN PROPERTY INVESTORS, INC.
NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2004
Note A — Business and Summary of Significant Accounting Policies

1. Organization
      American Property Investors, Inc. (“API” or “the Company”) is the general partner of both American Real Estate Partners, L.P. (“AREP”) and American Real Estate Holdings Limited Partnership (“AREH”). API has a 1% general partnership interest in both AREP and AREH. API is a wholly-owned subsidiary of Becton Corporation (“Becton”) which in turn is owned by Carl C. Icahn. Mr. Icahn also owns, indirectly, approximately 86.5% of the limited partnership interests of AREP, a New York Stock Exchange master limited partnership.

2.	Cash and Cash Equivalents
      The Company considers all temporary cash investments with maturity at the date of purchase of three months or less to be cash equivalents.

3.	Use of Estimates
      Management of the Company has made certain estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statement to prepare this balance sheet in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

4.	Income Taxes
      The Company and its parent have elected and the stockholders have consented, under the applicable provisions of the Internal Revenue Code, to report their income for Federal income tax purposes as a Subchapter S Corporation. The stockholders report their respective shares of the net taxable income or loss on their personal tax returns. Accordingly, no liability has been accrued for current or deferred Federal income taxes related to the operations of the Company in the accompanying balance sheet. State and local taxes are de minimus.

5.	Investments in Partnerships
      The Company evaluates its investments in partially-owned entities in accordance with FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, or FIN 46R. If the partially-owned entity is a “variable interest entity,” or a “VIE,” and the Company is the “primary beneficiary” as defined in FIN 46R, the Company would account for such investment as if it were a consolidated subsidiary.
      For a partnership investment which is not a VIE or in which the Company is not the primary beneficiary, the Company follows the accounting set forth in AICPA Statement of Position No. 78-9 — Accounting for Investments in Real Estate Ventures (SOP 78-9). In accordance with this pronouncement, investments in joint ventures are accounted for under the equity method when its ownership interest is less than 50% and it does not exercise direct or indirect control. Factors that are considered in determining whether or not the Company exercises control include important rights of partners in significant business decisions, including dispositions and acquisitions of assets, financing and operating and capital budgets, board and management representation and authority and other contractual rights of the partners. To the extent that the Company is deemed to control these entities, these entities would be consolidated.
      The Company has determined that the AREP and AREH partnerships are not VIEs and therefore it accounts for these investments under the equity method of accounting as the limited partners have important rights as defined in SOP 78-9. This investment was recorded initially at cost and was subsequently adjusted for equity in earnings or losses and cash contributions and distributions.

AMERICAN PROPERTY INVESTORS, INC.
NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2004 — (Continued)
      On a periodic basis the Company evaluates whether there are any indicators that the value of its investments in partnerships are impaired. An investment is considered to be impaired if the Company’s estimate of the value of the investment is less than the carrying amount. The ultimate realization of the Company’s investments in partnerships is dependent on a number of factors including the performance of that entity and market conditions. If the Company determines that a decline in the value of a partnership is other than temporary, then the Company would record an impairment charge.
Note B — Investment in Partnerships
      The Company has a 1% general partnership interest in both AREP and AREH. AREP is the 99% limited partner and holding company of AREH which is involved in the following operating businesses: (i) rental real estate, (ii) hotel, casino and resort operations, (iii) land, house and condominium development, (iv) investment in oil and gas operating properties, and (v) investments in securities, including investments in other entities and marketable and debt securities.
      Summarized financial information for American Real Estate Partners, L.P. and subsidiaries as of December 31, 2004 is as follows (in thousands of dollars):

Cash and cash equivalents	$762,708
Investment in U.S. government and agency obligations	96,840
Due from brokers	123,001
Other current assets	148,726

Total current assets	1,131,275

Other investments	245,948
Land and construction-in-progress	106,537
Real estate leased to others	134,399
Hotel casino and resort operating properties	339,492
Investment in debt securities of affiliates	115,075
Investment in NEG Holding LLC	87,800
Other assets	102,531

Total assets	$2,263,057

Accounts payable, accrued expenses and other current liabilities	$81,793
Securities sold not yet purchased	90,674
Other current liabilities	31,177

Total current liabilities	203,644
Mortgages payable	60,719
Senior secured notes payable	215,000
Senior unsecured notes payable	350,598
Preferred limited partnership units	106,731
Other liabilities	23,239

Total liabilities	959,931
Partners’ equity	1,303,126

Total liabilities and partners’ equity	$2,263,057

General partners equity	$(12,984)
      The carrying amount of the investment in partnerships on the Company’s balance sheet exceeds the underlying equity in the net assets of the partnerships by $40,572,000. This difference is as a result of adjustments reflected in AREP’s equity to account for certain acquisitions from affiliates of the general partner. The differences between the historical cost of companies acquired and the purchase price paid to

AMERICAN PROPERTY INVESTORS, INC.
NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2004 — (Continued)
the affiliates of the general partner were accounted for as contributions from or distributions to the general partner.
Note C — Note Receivable from Affiliate
      The Company has an unsecured demand note receivable due from Carl C. Icahn, in the amount of $9,500,000. Interest on the note accrues at the rate of 3.75% per annum and is payable on the last day of April and October. Interest has been paid through October 31, 2004.